INSTALLMENT PROMISSORY NOTE

$2,250,000.00	Hackensack, New Jersey Date: Dec. 19, 2000

      FOR VALUE RECEIVED, the undersigned (hereinafter called the "Debtor") promises to pay, without offset, defense or counterclaim, to the order of PINNACLE CAPITAL CORPORATION (hereinafter called "PCC"), at 411 Hackensack Avenue, Hackensack, New Jersey 07601, or at such other place as may be designated in writing by the holder of this Note, the principal sum of Two Million Two Hundred Fifty Thousand Dollars and 00/100 ($2,250,000.00) with interest thereon in eighty-four (84) successive monthly installments (which monthly installments are inclusive of interest) as follows: one (1) installment in the amount of $36,430.00 (the "Advance") due upon execution of this Note, which will be applied in inverse order only against the last installment of principal and interest provided that the undersigned has not defaulted on this Note or Security Agreement, followed by eighty-three (83) monthly installments each in the amount of $36,430.00 commencing on February 9, 2001, with like monthly installments being payable on a like date each month thereafter. Each monthly installment shall first be applied to interest and then in reduction of the principal.

      The Debtor has on this date executed and delivered to PCC a Security Agreement of even date pursuant to which Debtor has granted to PCC a security interest in certain equipment as collateral security for the payment of this Note (the "Security Agreement"). If the Debtor fails to pay any installment due under this Note more that five (5) business days after written notice of non-payment or is in default under a material term of the Security Agreement or under any other instrument or agreement between PCC and the Debtor or if any representation or warranty by the Debtor to PCC, whether in any application, financial statement, the Security Agreement, or any other agreement between Debtor and PCC is materially untrue, then and in any such event, PCC at its option, may declare this Note and any other obligation of the Debtor to PCC immediately due and payable without notice or demand.

      Presentment, demand for payment, notice of dishonor and protest are hereby waived.

      PCC may renew or extend this Note, release any guarantor hereof or waive or modify any provision hereof, without affecting the obligation of the Debtor.

      PCC may, at its election and subject to prior exercise in its discretion of its right of acceleration, accept payment of arrears; and if any defaulted payment is more than five days in arrears, the Debtor shall pay as liquidated damages, in addition to other amounts due, a late charge equal to two percent (2%) per month of each defaulted payment so in arrears, but only to the extent permitted by law. After the expressed or declared maturity of this Note, the Debtor shall pay interest on the unpaid principal balance at two percent (2%) per month, but only to the extent permitted by law. In the event that PCC institutes an action upon this Note or under the Security Agreement, the Debtor shall pay, in addition to unpaid principal, interest and late charges, the expenses of collection incurred by PCC, including reasonable attorney's fees.

The undersigned, if more than one, shall be jointly and severally liable hereunder.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      It is understood and agreed that in no event and upon no contingency shall the Debtor be required to pay interest in excess of the rate allowed by the laws of the State of New York. The intention of the parties being to conform strictly to the usury laws now in force, the provision for interest herein shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

      PCC shall have the right to fill in any blanks related to non-essential terms left in this Note or in the Security Agreement; but this Note and such Security Agreement may not be otherwise modified or discharged, in whole or in part, and no right or remedy of PCC hereunder or under any other agreement may be waived, except by written agreement signed by PCC. All rights and benefits of PCC hereunder shall inure to the benefit of the holder of this Note.

DISC GRAPHICS, INC. By: _______________________________ Title:________________________________

No. 129

SECURITY AGREEMENT

      Agreement dated January 5, 2001 between DISC GRAPHICS, INC., a CORPORATION under the laws of the State of DELAWARE (herein called "Debtor") and PINNACLE CAPITAL CORPORATION having its principal place of business at 411 Hackensack Avenue, Hackensack, New Jersey 07601 as the Secured Party, (herein called "Secured Party").

      FOR VALUABLE CONSIDERATION and to secure an indebtedness of the Debtor to Secured Party in the principal amount of $2,250,000.00 plus interest thereon (the "Loan") as evidence by an Installment Promissory Note of even date herewith (herein called the "Note") and any renewal, extensions or replacements thereof and, further, to secure the obligations of the Debtor under this Agreement and any other obligation of the Debtor to Secured Party which is now in existence or may hereafter come into existence, the Debtor hereby grants to Secured Party a security interest in the property listed on the annexed Equipment Schedule A, together with all equipment parts, attachments, present and future accessions, accessories, additions, substitutions and all replacements thereto or thereof or hereafter attached to, placed upon, or used in connection with, the said property and all proceeds of the foregoing, including insurance proceeds (all herein collectively called the "Collateral").

      1.   DEBTOR'S WARRANTIES, REPRESENTATIONS AND COVENANTS:   Debtor hereby warrants, represents and agrees (a) that the Collateral is lawfully owned by Debtor, free and clear of all other liens, encumbrances and security interests, and Debtor, will warrant and defend title to the same against the claims and demands of all persons; (b) that Debtor has not granted, and will not grant, to anyone other than Secured Party any security interest in the Collateral and, except for Financing Statements in favor of Secured Party, no Financing Statements or other instrument affecting the Collateral, or rights therein is on file in any public filling office; (c) that the Collateral is and shall be retained in Debtor's possession at 10 Gilpin Avenue, Hauppauge, New York 11788; (d) that the Collateral is and will be used only for business or commercial purposes; (e) that the Collateral is and will remain personal property; (f) that if the Collateral is attached to real estate or if the Collateral is or may become subject to a prior interest in favor of any party having an interest in the real estate, Debtor, on demand of Secured Party, will furnish Secured Party with a writing by which any and all parties having such prior interest subordinate or disclaim their rights and priorities in favor of Secured Party's security interest provided herein; (g) that the Debtor is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization and has full power to own its assets and to carry on its business as now being conducted; (h) that this Agreement and the Note have been validly authorized, duly executed and delivered and constitute the valid and legally binding obligations of the Debtor, enforceable in accordance with their respective terms and are not violative of, or create a default under, its Articles or Organization, Charter, By-laws, or under any order, writ, injunction or decree of any court or governmental instrumentality or agreement to which Debtor is a party.

      2.   NO WARRANTY AND UNCONDITIONAL OBLIGATION:   DEBTOR ACKNOWLEDGES THAT THE SECURED PARTY HAS MADE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ITS MERCHANTABILITY, SUITABILITY, DESIGN, CAPACITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. All payments due under the Note shall be made without notice and demand and Debtor's obligation to make any payment thereunder or hereunder shall be absolute and unconditional. Debtor shall not be entitled to any reduction or set-off against such payment, nor, except as otherwise expressly provided herein, shall this Security Agreement terminate, or the obligations of Debtor be otherwise affected by reason of any defect in, lack of fitness for use of, damage to, loss of possession or use of the Collateral, or for any other cause, it being the intention of the parties hereto that all amounts payable by Debtor hereunder and under the Note shall continue to be payable in all events in the manner and at the times provided in the Note and hereunder.

      3.   INSURANCE:   Debtor agrees that from the date hereof it will, at its sole cost and expense, keep the Collateral insured against all risks of physical loss or damage including loss by fire, theft, wind and explosion with extended coverage for not less than the greater of the indebtedness or the Collateral's full replacement cost and that it will carry personal injury liability and property damage liability insurance in such amounts and covering such risks as Secured Party may reasonably require. All said insurance shall be in form and with companies satisfactory to Secured Party. The loss under all such policies against physical loss or damage shall be payable to Secured Party or its assignee and the Debtor as their interests may appear and Secured Party or its assignee shall be named as an additional insured under all liability insurance policies. Such policies shall provide that no less than thirty (30) days notice shall be given by the insurance company to Secured Party or its assignee prior to any cancellation or alteration of the policies and that the coverage afforded shall not be impaired or invalidated against Secured Party or its assignee on account of any breach of condition or warranty contained in any policy or application therefor by the Debtor or any reason of any action or inaction of the Debtor. The insurance policies and all renewals thereof, or Certificates in lieu thereof, shall be promptly delivered by the Debtor to Secured Party and shall be held by Secured Party until the indebtedness secured hereby is paid. Debtor hereby assigns to Secured Party all monies, not in excess of the indebtedness secured hereby and the obligations contained herein, which may become payable under such insurance including the return of any unearned premiums, and directs any insurer to make payment directly to Secured Party and authorizes Secured Party to apply such monies in payment against the indebtedness secured hereby and the obligations contained herein and to remit any excess to the Debtor. If the Collateral is damaged, other than being totally destroyed, and such damage is repairable and covered by insurance, all loss proceeds payable by the insurance company or companies shall be made available by Secured Party to be applied to the repair and/or replacement of such damage to the Collateral provided Debtor is not in default of its obligations under this Agreement or in the payment of any of the indebtedness secured hereby and provided further than Security Party receives such assurances as it may in its sole discretion require that (i) such proceeds will be utilized for such repair or replacement and that the Debtor has advanced such sums as may be required for the repair or replacement to the extent that the insurance proceeds are insufficient therefor; (ii) all replacements shall be of the same or a later model than the item replaced and all repairs will be of first class workmanship and (iii) the Collateral will be free of mechanics' liens and title to replacements will vest in Debtor free of liens and encumbrances except for the first security interest of Secured Party therein. Any excess insurance proceeds shall be applied against the indebtedness secured hereby and the obligations contained herein. The Debtor appoints Secured Party as its attorney-in-fact to endorse any draft, make any claim under such insurance and execute any proof of claim and to do all other things necessary and required to effect a settlement under any insurance policies. In the event of a failure by Debtor to procure and maintain such insurance, Secured Party is hereby authorized and empowered (but not obligated) to do so and the premiums paid for same shall be a lien against the Collateral, added to the amount of the indebtedness secured hereby and payable on demand with interest at the lessor of 2% per month or the maximum legal rate.

      4.   RISK OF LOSS AND MAINTENANCE OF COLLATERAL:   All risks of loss, theft or destruction of the Collateral shall be borne by the Debtor. Debtor agrees to keep the Collateral in first class operating condition and appearance at all times. Upon any failure of the Debtor to comply with the foregoing, Secured Party, in addition to its other rights and remedies hereunder, may, but shall not be obligated to, cause repairs to be made to the Collateral, the cost of which shall be a lien against the Collateral, added to the amount of the indebtedness secured hereby and payable on demand with interest at the lessor of 2% per month or the maximum legal rate.

      5.   USE OF COLLATERAL AND OTHER DEBTOR OBLIGATIONS:   Debtor agrees that it will not use the Collateral in violation of any statute or ordinance or applicable insurance policy and will promptly pay all taxes, assessments, license fees and other public or private charges levied or assessed against the Collateral and this obligation shall survive the termination of this Agreement; that Debtor will not permit any lien, charge, encumbrance or security interest of any kind whatsoever (other than Secured Party's security interest) to accrue upon or attach to the Collateral; that Debtor will not remove the Collateral from its location as above set forth without the prior written consent of Secured Party which shall not be unreasonably withheld; that if any part of the Collateral is subject to a certificate of title law, Debtor will cause Secured Party's security interest to be noted thereon and promptly deliver such certificate of title to Secured Party, that Debtor will not secrete, sell, transfer, dispose of, attempt to dispose of, substantially modify or abandon the Collateral or any part thereof; that Debtor will sign and deliver to Secured Party such Financing Statements and Continuation Statements, in form acceptable to Secured Party, as Secured Party may, from time to time, reasonably request, or as are reasonably necessary in the opinion of Secured Party, to establish and maintain a valid security interest in the Collateral and Debtor will pay any relative filing fees or costs with respect thereto and for prior lien searches; and that Debtor hereby constitutes and appoints Secured Party its true and lawful attorney-in-fact to execute and deliver any financing statement or other document which may be required to establish and/or maintain Secured Party's security interest in the Collateral and/or the additional collateral security covered by the provisions of paragraph 7 below. Debtor shall, at its own cost and expense, protect and defend its title to the Collateral and defend all actions and claims which may be asserted against the Collateral and its use thereof. In the event of a failure by Debtor to pay any taxes, assessments, license fees and other public or private changes levied or assessed against the Collateral, Secured Party, in addition to its other rights and remedies hereunder, may, but shall not be obligated to, make such payments, and the amounts so paid shall be a lien against the Collateral added to the amount of the indebtedness secured hereby and payable on demand with interest at the lesser of 2% per month or the maximum legal rate. Debtor will allow Secured Party and its representatives free access to the Collateral at all times for purposes of inspection or repair. Debtor will furnish to Secured Party unaudited quarterly financial statements within thirty (30) days after the end of its first three quarters in each fiscal year and its Form 10K or a certified Financial Statement prepared by an independent certified public accountant reasonably acceptable to Secured Party within ninety (90) days after the close of its fiscal year, all of which shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles and shall be supplied until the indebtedness secured hereby is paid in full.

      6.   DEFAULT:   Debtor shall be in default under the terms of this Agreement and the Note upon the occurrence of any of the following: (a) if the Debtor shall fail to make any payment under the Note or this Agreement when due; (b) if the Debtor fails to maintain in force the required insurance or removes, sells, transfers, encumbers, sublets or parts with possession of the Collateral or any part thereof or attempts to do any of the foregoing; (c) if the Debtor shall fail to perform or comply with any of the other terms, covenants, or conditions of this Agreement of the Note and any such failure shall continue for a period ten (10) days after written notice to Debtor; (d) if the Collateral or any part hereof be seized or levied upon under legal process; (e) if the Debtor defaults under or breaches any of the terms, covenants or condition of any other Security Agreement, Conditional Sales Contract, Lease, Note or Agreement it may now have or hereafter make with Secured Party; (f) if Debtor ceases doing business as a going concern or makes or sends notice of an intended Bulk Sale or makes an assignment for the benefit of creditors; (g) if any proceedings are commenced by Debtor or are commenced against Debtor and are not dismissed within sixty (60) days under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute of any jurisdiction, whether now or hereafter in effect; (h) if a receiver, trustee or conservator be appointed for any of Debtor's property, or (i) if any quarterly representation or statement made herein by Debtor or contained in any separate statement in writing in connection herewith, including, without limitation, any financial statements furnished to Secured Party by or on behalf of Debtor, is untrue or incomplete in any material respect.

      Upon the occurrence of any default, the indebtedness secured hereby and all other obligations then owing by the Debtor to Secured Party shall, if Secured Party so elects, become immediately due and payable and Secured Party shall have the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, and it shall then be lawful for, and Secured Party is hereby authorized and empowered, with the aid and assistance of any person or persons, to enter any premises were the Collateral or any part thereof is, or may be placed, and to assemble and/or remove same and/or to render if unusable and sell and dispose of such Collateral at one or more public or private sales upon at least five business (5) days written notice to Debtor of such sale. The proceeds of each such sale shall be applied by Secured Party toward the payment of expenses of retaking, including transportation, storage, refurbishing, preparing for such sale, advertising, selling and all related charges and disbursements in connection therewith and the indebtedness and interest secured hereby. Should the proceeds of any such sale be insufficient to fully pay all the items above mentioned, Debtor hereby covenants and agrees to pay any deficiency to Secured Party and if Secured Party employs counsel for the purpose of effecting collection of any monies due hereunder (whether or not Secured Party has retaken the Collateral or any part thereof) or for the purpose of recovering the Collateral or for the purpose of protecting Secured Party's interest because of any default of Debtor, Debtor agrees to pay reasonable attorneys' fees and such attorneys; fees shall be a lien on the Collateral herein and the proceeds thereof. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a price to be designated by Security Party which is reasonably convenient to both parties. All rights and remedies hereunder are cumulative and not exclusive and a waiver by Secured Part of any breach by Debtor of the terms, covenants, and conditions hereof shall not constitute a waiver of future breaches or defaults and no failure or delay on the part of Secured Party in exercising any of its options, powers, rights or remedies or partial or single exercise thereof, shall constitute a waiver thereof.

      7.   ADDITIONAL SECURITY:   As additional collateral security for the Debtor's obligations under the Loan and any other obligation of the Debtor to Secured Party, Debtor hereby grants to Secured Party a security interest in all machinery and equipment covered by any other lease, security agreement or conditional sales contract (collectively the "agreement") between the Debtor and Secured Party whether such agreement is now in existence or may hereafter come into existence and Debtor hereby assigns to Secured Party all of its right, title and interest in and to any surplus money to which Debtor may be entitled upon the sale of any machinery and equipment covered by such agreement.

      Notwithstanding anything above to the contrary, the benefit of the foregoing additional security provision shall apply to Secured Party and its assignee holding the Note and this Agreement only to the extent that Secured Party or such assignee is also the holder of such other agreement(s).

      8.   WAIVER OF JURY TRIAL:   Debtor hereby waives the right of a jury trial in any action or proceeding by either party, or assigns, arising out of the matter of this Agreement, the Collateral, or the Notice or other obligations secured hereby.

      9.   CHANGES AND MODIFICATIONS:   This Agreement may not be changed, modified or discharged, in whole or in part, and no right or remedy of Secured Party hereunder or under the Note or as a secured party under the Uniform Commercial Code may be waived by Secured Party unless such change, modification, discharge or waiver is in writing and signed on behalf of Secured Party by one of its duly authorized officers. All prior representations and agreements are merged in this Agreement.

      10.   AUTHORIZATION TO SECURED PARTY:   Secured Party is hereby authorized and empowered to date this Agreement and to fill in blank spaces in accordance with the actual terms of the related transaction.

      11.   ASSIGNMENT:   Secured Party may assign this Agreement and the Note or grant a security interest therein and in the event of any such assignment, the right of the assignee to receive all payments due hereunder and under the Note, as well as any other rights of the assignee, shall not be subject to any defense, set-off or counterclaim which Debtor may have against Secured Party. On receipt of notice of such assignment, the Debtor shall promptly acknowledge its obligations hereunder and under the Note to the assignee and shall make all payments due thereunder as such assignee may direct. Following any such assignment, the term "Secured Party" shall be deemed to include or refer to such assignee and any successor assignee.1

      12.   MISCELLANEOUS:   Notices or other communications hereunder shall be given in writing and mailed to the other party at the address specified herein or to such changed address as either party may give the other notice of in writing. Forbearance or indulgence by Secured Party in any regard shall not constitute a waiver of the applicable covenant or condition. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. The paragraph headings are for convenience of reference only and not a part of this Agreement.**

      13.   GOVERNING LAW:   This Agreement and the rights and obligations of Secured Party and Debtor hereunder shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and delivered as of the day and year first above written.

DISC GRAPHICS, INC. (Debtor)
By:	____________________
Title:	President & CEO
Address:	10 Gilpin Avenue Hauppauge, NY 11788

ACCEPTED:

Secured Party:  PINNACLE CAPITAL CORPORATION

By:   ________________________________
Title:  ________________________________

1.   See Rider Attached Hereto and made a part of hereof.

** Any notices required under this Agreement must be sent by certified mail return receipt requested or by reputable overnight courier, and are effective upon the earlier of actual receipt or three (3) business days if mailed or the next business day if sent via courier.

Rider to Security Agreement Dated December 19, 2000 (the "Agreement") between Disc Graphics ("Debtor") and Pinnacle Capital Corporation ("Secured Party")

1.	Debtor has the right to assign the Agreement to a person or entity which acquires all or substantially all of the Debtor's assets, with the consent of the Secured Party, which consent shall not be unreasonably delayed, conditioned or withheld. It shall be reasonable for Secured Party to delay, condition or withhold its consent to any proposed assignment by Debtor unless and until the proposed assignee or the combined entity of Debtor and assignee meets financial criteria or credit standards ordinarily used by Secured Party to evaluate a borrower's credit worthiness in similar circumstances. In the event Secured Party delays, conditions or withholds its consent to a proposed assignment for any reason other than proposed assignee's failure to meet Secured Party's financial criteria or credit standards consistently applied, and Debtor nevertheless proceeds with the proposed transaction with the assignee, Secured Party may accelerate the indebtedness secured by the Agreement which shall be payable at the closing of the proposed transaction without the prepayment surcharges set forth in the letter dated December 18, 2000.

PINNACLE CAPITAL CORPORATION	DISC GRAPHICS, INC.
By: ____________________________	By: _____________________________
Title: ____________________________	Title: President & CEO
Date:	Date: January 5, 2001